                                                                      Exhibit 99

                         [DIAL CORPORATION LETTERHEAD]



                                                      NEWS RELEASE

                                                      15501 North Dial Boulevard
                                                      Scottsdale, AZ 85260-1619

                                                      Tel 480 754 DIAL
                                                      Fax 480 754 1098



CONTACT       TOM HERRMANN - MEDIA RELATIONS
              (480) 754-2202

              STEPHEN D. BLUM - INVESTOR RELATIONS
              (480) 754-5040


                    DIAL REPORTS STRONG FIRST QUARTER RESULTS
            COMMENTS ON OUTLOOK FOR SECOND QUARTER AND FULL-YEAR 2002

SCOTTSDALE, ARIZ., APRIL 18, 2002 - The Dial Corporation (NYSE:DL) today announced its results for the first quarter and commented on the Company's outlook for the second quarter and full year of 2002.

         For the first quarter ended March 30, 2002, net income from continuing operations was $23.6 million, or $0.25 per share (diluted), versus net income from continuing operations in the year-ago first quarter of $14.7 million or $0.16 per share (diluted). Excluding goodwill amortization, earnings per share for the first quarter of 2001 were $0.18.

         The improvement in net income from continuing operations was primarily due to higher sales, improved operating efficiencies and lower interest expense from reduced debt. Earnings from continuing operations in the first quarter exclude the previously announced $43.3 million after-tax impairment charge for Argentina operations resulting from adopting FAS No. 142 "Goodwill and Other Intangible Assets" which establishes a new method of testing goodwill and

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other intangible assets with indefinite lives for impairment. The Company also recorded a $1.2 million after-tax reduction in the loss previously recognized on the sale of the discontinued Specialty Personal Care (SPC) business. Including these two items, the Company reported a first quarter net loss of $18.5 million or $0.20 per share (diluted).

         Net sales for the Company in the first quarter of 2002 rose 5.0 percent to $307.5 million, from last year's first quarter sales of $292.9 million. Net sales would have increased approximately 9.4 percent excluding the Argentina foreign currency devaluation.

         Herbert M. Baum, The Dial Corporation chairman, president and chief executive officer, said, "The quarter marked meaningful sales growth and margin improvement for Dial. Through the hard work of all Dial employees, we've taken steps to build our core brands and deliver improved profitability, and we are pleased these actions resulted in our strong performance for the quarter. Moreover, the strength in our core business is the underlying driver of the value we are creating in the Company, and in its future."

         Mr. Baum continued, "Sales of our four core domestic businesses rose
9.0 percent in the first quarter compared to last year's first quarter. Personal Cleansing generated sales growth of 4.7 percent with particularly strong sales for body washes behind the launch of three new fragrances and higher liquid soap sales. Laundry Care posted very strong sales, increasing 17.0 percent, driven by excellent sales of Purex liquid. Sales of our Food Products business increased
14.6 percent, primarily due to higher Vienna canned sausage and proprietary sales. Sales for our Air Freshener business were off 6.0 percent primarily due to continued weakness in candles and electric scented oils and the discontinuance of Fresh Gels; however, our best-selling Adjustable air freshener line continued to show strength."

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         Mr. Baum added, "Internationally, mainly due to the Argentine peso devaluation, sales fell 28.2 percent from last year's first quarter. In the first quarter of 2002, the Company recorded a $27 million currency translation adjustment to equity, reflecting an approximate 44 percent devaluation of the Argentine peso. Despite the difficult economy, Dial Argentina's business is holding up fairly well. Case sales were down 11 percent, but as a result of price increases, sales in pesos actually increased 20 percent versus the year-ago period. Elsewhere, a 10 percent increase in Canada sales was offset by the absence of recorded revenues in Mexico. We have moved to a licensing arrangement with our Mexican distributor and, as a result, we no longer report revenues in Mexico, only licensing fees."

         Gross margin in the first quarter of 2002 improved 470 basis points to
36.4 percent. The improvement in gross margin resulted primarily from higher sales volumes, manufacturing efficiencies and lower raw material costs. As previously announced, the Company closed its Compton, Calif. plant in December 2001 and its Mexico City plant in the first quarter of 2002.

         Cash flow from operations for the first quarter of 2002 was $22.7 million, an increase of $38.2 million over the $15.5 million of cash used by operating activities during the first quarter of 2001. This improvement resulted from the increase in income from continuing operations, the effect of income tax benefits generated from the previously announced sale of the SPC business, and lower inventories. Cash provided from operations was the principle source of the $18.7 million increase in cash for the quarter.

SECOND QUARTER AND 2002 OUTLOOK

         The Company said it currently expects earnings per share from continuing operations to be approximately $0.23 to $0.25 in the second quarter and approximately $1.06 to $1.08, before special charges, for the full year. Although, if the Company continues to experience favorable sales trends and product costs, this estimate could be exceeded by $0.01 to $0.02.

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         "For the balance of the year, we expect to continue to invest in brand building through consumer marketing behind existing and new products to drive growth in our core businesses. At the same time, we remain committed to improving efficiencies and eliminating unnecessary costs. We look forward to building on the progress we achieved in the first quarter, as we continue to leverage our strong brands through innovation to drive our financial results and increase shareholder value," Mr. Baum concluded.

         The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

         Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements within the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements include the Company's expectations for earnings per share in the second quarter and full year 2002, under the heading "Second Quarter and 2002 Outlook."

         Forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. For example, actual events or results could differ materially if (1) there is a further devaluation of the Argentine Peso or economic conditions in Argentina continue to deteriorate, (2) economic conditions in the U.S. deteriorate resulting in lower sales, (3) competition in the categories in which the Company competes continues or intensifies, resulting in lower sales or requiring increased expenditures and lower profit margins to preserve or

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maintain market shares, (4) efforts to reduce costs are unsuccessful or do not yield anticipated savings, including the cost cutting and restructuring efforts in Argentina, (5) new products are unsuccessful or do not produce the sales anticipated, (6) there are increases in raw material, petroleum, natural gas and/or energy prices, (7) the Company does not achieve the benefits anticipated from steps being taken to try to improve operations and financial results, or
(8) the Company experiences a loss of or a substantial decrease in purchases by any of its major customers, including reduced purchases resulting from financial difficulties being experienced by K Mart. These and other factors that could cause actual events or results to differ materially from those in the forward-looking statements are described in "Management's Discussion and Analysis of Results of Operations and Financial Condition - Factors That May Affect Future Results and Financial Condition" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

         Management will host a LIVE CONFERENCE CALL and REAL-TIME WEB CAST today, beginning at 9:00 a.m. Eastern Daylight Time and lasting approximately 45 minutes to discuss the Company's first quarter results and outlook for the balance of fiscal 2002.

         Access for the conference call and web cast is open to the press and general public in a listen only mode. To access the conference call, please dial
(952) 556-2803. The web cast may be accessed at http://investor.info.dialcorp.com. Replays of the conference call are available shortly after the conclusion of the call at the same Web address as well as by dialing (703) 326-3020 and entering Code 5902794.

                                      ###
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                              THE DIAL CORPORATION
                              SUMMARY OF OPERATIONS
                                    Unaudited

                                                                          In millions, except for per share data
                                                                                       QUARTER ENDED
                                                                                       -------------
                                                                                   MARCH 30,     MARCH 31,
                                                                                      2002          2001
                                                                                      ----          ----
Net Sales                                                                           $ 307.5       $ 292.9
                                                                                    -------       -------

Costs and expenses:

 Cost of products sold                                                                195.7         200.0

 Selling, general and administrative expenses                                          63.2          58.3

                                                                                    -------       -------
 Total costs and expenses                                                             258.9         258.3

Operating income                                                                       48.6          34.6

 Interest and accretion expense                                                       (11.0)        (13.9)

 Net earnings of joint venture                                                           --           2.0

                                                                                    -------       -------
Income from continuing operations before income taxes                                  37.6          22.7

 Income taxes from continuing operations                                               14.0           8.0
                                                                                    -------       -------

Income from continuing operations                                                      23.6          14.7

Discontinued operations

 Loss from operations of discontinued SPC segment, net of tax                            --          (1.6)

 Adjustment of loss on disposal of discontinued SPC segment, net of tax                 1.2            --
                                                                                    -------       -------

 Total gain (loss) from discontinued operations                                         1.2          (1.6)

Cumulative effect of change in accounting principle, net of tax                       (43.3)           --
                                                                                    -------       -------

Net (loss) income                                                                   $ (18.5)      $  13.1
                                                                                    =======       =======


Basic net (loss) income per common share:

 Income from continuing operations                                                  $  0.26       $  0.16

 Income (loss) from discontinued operations                                            0.01         (0.02)

 Cumulative effect of change in accounting principle                                  (0.47)           --
                                                                                    -------       -------

 Basic net (loss) income per common share                                           $ (0.20)      $  0.14
                                                                                    =======       =======


Diluted net (loss) income per common share:

 Income from continuing operations                                                  $  0.25       $  0.16

 Income (loss) from discontinued operations                                            0.01         (0.02)

 Cumulative effect of change in accounting principle                                  (0.47)           --
                                                                                    -------       -------

 Diluted net (loss) income per common share                                         $ (0.20)      $  0.14
                                                                                    =======       =======


Basic shares outstanding                                                               91.8          91.3

Common share equivalents                                                                1.3           0.3
                                                                                    -------       -------

Diluted shares outstanding                                                             93.1          91.6
                                                                                    =======       =======

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                              THE DIAL CORPORATION
                              SUMMARY OF NET SALES
                                    Unaudited

                                          In millions,
                                         QUARTER ENDED
                                         -------------
                                    MARCH 30,      MARCH 31,
                                       2002           2001
                                       ----           ----
Personal Cleansing                  $    86.4      $    82.6
Laundry Care                            107.3           91.7
Air Fresheners                           37.1           39.5
Food Products                            41.8           36.4
                                    ---------      ---------
        Total Domestic Branded          272.6          250.2
International                            25.3           35.2
Commercial Markets & Other                9.6            7.5
                                    ---------      ---------

Net sales reported                  $   307.5      $   292.9
                                    =========      =========

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                              THE DIAL CORPORATION

                             CONDENSED BALANCE SHEET

                                                            In millions
                                                            -----------
                                                     Unaudited
                                                     MARCH 30,     DECEMBER 31,
                                                       2002           2001
                                                       ----           ----
ASSETS
Current assets                                       $   296.8      $   299.0
Non-current assets                                       660.6          725.1
                                                     ---------      ---------
     Total assets                                    $   957.4      $ 1,024.1
                                                     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                  $   229.8      $   250.6
Long-term liabilities                                    690.0          691.6
Stockholders' equity                                      37.6           81.9
                                                     ---------      ---------
     Total liabilities and stockholders' equity      $   957.4      $ 1,024.1
                                                     =========      =========


                       CONDENSED STATEMENT OF CASH FLOWS
                                   Unaudited


                                                                       In millions
                                                                      QUARTER ENDED
                                                                      -------------
                                                                  MARCH 30,       MARCH 31,
                                                                    2002            2001
                                                                    ----            ----
Net cash provided (used) by operations                           $    22.7       $   (15.5)

Net cash (used) provided by investing activities                      (0.6)           26.7

Net cash provided (used) by financing activities:
 Net change in long-term and short-term debt                          (0.4)          (10.0)
 Dividends paid and other                                             (3.7)           (3.6)
 Cash proceeds from stock options                                      1.3             0.2
                                                                 ---------       ---------
Net cash used by financing activities                                 (2.8)          (13.4)

Effects of foreign currency exchange rates on cash balances           (0.6)             --
                                                                 ---------       ---------
Net increase (decrease) in cash and cash equivalents                  18.7            (2.2)
Cash and cash equivalents, beginning of year/period                   29.4             6.7
                                                                 ---------       ---------
Cash and cash equivalents, end of period                         $    48.1       $     4.5
                                                                 =========       =========